As filed with the Securities and Exchange Commission on October 7, 2024

Registration No. 033-38869

Registration No. 033-47476

Registration No. 033-63119

Registration No. 333-45377

Registration No. 333-46055

Registration No. 333-62156

Registration No. 333-69294

Registration No. 333-82212

Registration No. 333-121502

Registration No. 333-121504

Registration No. 333-125077

Registration No. 333-135816

Registration No. 333-135962

Registration No. 333-137093

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 033-38869)

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 033-47476)

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-45377)

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-62156)

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-69294)

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-82212)

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-121504)

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-125077)

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-135816)

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-135962)

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-137093)

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 033-63119)

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-121502)

POST-EFFECTIVE AMENDMENT NO. 5 TO

FORM S-3 REGISTRATION STATEMENT (REGISTRATION NO. 333-46055)

UNDER THE SECURITIES ACT OF 1933

VECTOR GROUP LTD.

(Exact name of registrant as specified in its charter)

Delaware	65-0949535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4400 Biscayne Boulevard, 10th Floor

Miami, Florida 33137

+1 (305) 579-8000

(Address, including zip code, and telephone number,

including area code, of the registrant’s principal executive offices)

Christopher Hill

c/o JTI (US) Holding Inc.

501 Brickell Key Dr., Suite 402

Miami, Florida 33131

United States

+1 (201) 871-1210

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Sebastian L. Fain, Esq.

Paul K. Humphreys, Esq.

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

+1 (212) 277-4000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following registration statements on Form S-3 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Vector Group Ltd., a Delaware corporation (the “Registrant”):

•	registration statement on Form S-3 (Registration No. 033-38869) filed with the SEC on February 11, 1991;

•	registration statement on Form S-3 (Registration No. 033-47476) filed with the SEC on April 24, 1992;

•	registration statement on Form S-3 (Registration No. 033-63119) filed with the SEC on October 2, 1995, as amended on November 6, 1995, November 13, 1995 and June 5, 1998;

•	registration statement on Form S-3 (Registration No. 333-45377) filed with the SEC on January 30, 1998, as amended on April 22, 1998, May 15, 1998 and May 15, 1998;

•	registration statement on Form S-3 (Registration No. 333-46055) filed with the SEC on February 11, 1998, as amended on May 22, 1998, April 27, 1999, October 12, 1999, April 3, 2000 and December 21, 2004;

•	registration statement on Form S-3 (Registration No. 333-62156) filed with the SEC on June 1, 2001;

•	registration statement on Form S-3 (Registration No. 333-69294) filed with the SEC on September 12, 2001, as amended on September 25, 2001;

•	registration statement on Form S-3 (Registration No. 333-82212) filed with the SEC on February 5, 2002;

•	registration statement on Form S-3 (Registration No. 333-121502) filed with the SEC on December 21, 2004, as amended on April 22, 2005 and May 31, 2005;

•	registration statement on Form S-3 (Registration No. 333-121504) filed with the SEC on December 21, 2004;

•	registration statement on Form S-3 (Registration No. 333-125077) filed with the SEC on May 19, 2005;

•	registration statement on Form S-3 (Registration No. 333-135816) filed with the SEC on July 17, 2006;

•	registration statement on Form S-3 (Registration No. 333-135962) filed with the SEC on July 21, 2006; and

•	registration statement on Form S-3 (Registration No. 333-137093) filed with the SEC on September 1, 2006, as amended on October 20, 2006 and December 15, 2006.

The Registrant is filing this Post-Effective Amendment to these Registration Statements to deregister all securities that remain unsold under the Registration Statements.

On October 7, 2024, pursuant to the terms of an Agreement and Plan of Merger, dated as of August 21, 2024 (the “Merger Agreement”), by and among the Registrant, JTI (US) Holding Inc., a Delaware corporation (“Parent”), and Vapor Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby removes from registration all securities registered but unsold under such Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on October 7, 2024.

VECTOR GROUP LTD.

Date: October 7, 2024	By:	/s/ Idil Yasa
		Name:	Idil Yasa
		Title:	President

	By:	/s/ Huub Ooms
		Name:	Huub Ooms
		Title:	Secretary and Treasurer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements on Form S-3, in reliance upon Rule 478 under the Securities Act of 1933, as amended.